UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 28, 2014
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On January 28, 2014 the Compensation Committee of the Board of Directors of Overstock.com, Inc. (the “Company”) (i) approved 2013 bonus payments, (ii) set 2014 salaries, (iii) approved a Company-wide bonus pool plan for 2014, and (iv) approved restricted stock unit grants under the Company’s 2005 Equity Incentive Plan to officers of the Company, including the persons named below for whom disclosure may be required by Item 5.02(e) of Form 8-K (the “Officers”), as follows:

Name and Title	2013 Bonus	2014 Salary	Restricted Stock Unit Grant (1)
Patrick M. Byrne, Chairman of the Board and Chief Executive Officer	$0 (2)	$100,000	9,000
Jonathan E. Johnson III, Executive Vice Chairman	$6,455	$350,000	9,000
Stormy D. Simon, Co-President and Director	$6,305	$350,000	9,000
David J. Nielson, Co-President	$6,305	$350,000	9,000
Robert P. Hughes, Senior Vice President, Finance and Risk Management	$5,204	$300,000	7,500
Stephen Tryon, Senior Vice President, People Care	$6,648	$300,000	7,500
_______________________

(1)           Restricted stock unit grants are made pursuant to the Company’s 2005 Equity Incentive Plan and will vest in three equal annual increments. Figures shown are the number of units/shares.

(2)           The Chairman and Chief Executive Officer of the Company, Patrick M. Byrne, declined to accept any bonus payment relating to 2013.

The bonus pool plan (the “2014 Bonus Plan”) is a Company-wide discretionary bonus pool plan, subject to adjustment, upward or downward, by the Compensation Committee after 2014 results are available. The total bonus pool under the 2014 Bonus Plan is expected to be an amount equal to 20% of the amount, if any, by which a “Measurement Amount” to be calculated under the 2014 Bonus Plan exceeds $32.2 million, with individual bonuses to be paid to all eligible employees as of December 31, 2014 pro rata to the amount of each employee’s salary earned in 2014. For purposes of the 2014 Bonus Plan, the term “Measurement Amount” means net income adjusted for income taxes, capital expenditures, depreciation and amortization, stock-based compensation expenses, 2014 bonuses, capital structure expenses, expenses incurred in connection with certain legal matters, certain development project expenses, international general and administrative expenses, certain anticipated tax credits, and other miscellaneous expenses. Although the amount of any bonus that may be payable to the Officers named above cannot be calculated at present, the Company estimates that the bonuses may be in the range of approximately $8,000 to approximately $16,000.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on October 24, 2013 that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ ROBERT P. HUGHES
Robert P. Hughes
Senior Vice President, Finance and Risk Management
Date:	January 29, 2014

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